                                                                EXHIBIT 10(D)

                       AMENDMENT NO. 3 TO CREDIT AGREEMENT

     This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this "Amendment") is entered into as of October 29, 1999 by and among White Mountains Insurance Group, Ltd., a Bermuda company formerly an Arizona corporation and survivor of a merger with White Mountains Insurance Group, Inc., a Delaware corporation formerly known as Fund American Enterprises Holdings, Inc. (the "Borrower"), Bank One, NA (f/k/a The First National Bank of Chicago), individually and as agent ("Agent"), and the other financial institutions signatory hereto (the "Lenders").

                                    RECITALS

     A. The Borrower, the Agent, the Lenders and ABN AMRO Bank, NA are party to that certain $35,000,000 Second Amended and Restated Credit Agreement dated as of February 24, 1999 (as amended, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

     B. The Borrower, the Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

     Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

          1. AMENDMENT TO CREDIT AGREEMENT. Upon the Effective Date (as defined below), the Credit Agreement shall be amended as follows:

               (a) ARTICLE I is amended as follows:

               (i) by deleting the definitions of "Aggregate Commitment", "Alternate Base Rate", "Commitment", "Corporate Base Rate",
     "Documentation Agent", "Eurodollar Base Rate", "Lenders", "Maturity Date" and "Revolver Termination Date" and replacing each in its entirety to read as follows:

               "`Aggregate Commitment' means the aggregate of the Commitments of all the Lenders hereunder. The Aggregate Commitment as of October 29, 1999 is $50,000,000."

               "`Alternate Base Rate' means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day, and (b) the sum of the Federal Funds Effective Rate for such day PLUS 1/2% per annum; PROVIDED, that "Alternate Base Rate" means, for any day for the period from November 15, 1999 to January 15, 2000, a rate of interest per annum equal to the highest of (i) the Corporate Base Rate for such day, (ii) the sum of the Federal Funds Effective

          Rate for such day plus 1/2% per annum and (iii) the sum of the then current Federal Reserve Board Open Market Committee's `Target Fed Funds Rate' for such day plus 1 1/2% per annum plus the Applicable Eurodollar Margin, in each case changing when and as the Corporate Base Rate, the Federal Funds Effective Rate or the Target Fed Funds Rate, as the case may be, changes."

               "`Commitment' means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its name on the Commitment Schedule and as set forth in any Notice of Assignment relating to any assignment which has become effective pursuant to SECTION 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof."

               "`Corporate Base Rate' means a rate per annum equal to the corporate base rate or prime rate of interest announced by Bank One or by its parent, Bank One Corporation, from time to time, changing when and as said corporate base rate or prime rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. Bank One may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate."

               "`Documentation Agent' means First Union National Bank, in its capacity as Documentation Agent for the Lenders pursuant to ARTICLE X, and not in its capacity as Lender."

               "`Eurodollar Base Rate' means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, PROVIDED that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Loan and having a maturity equal to such Interest Period."

               "`Lenders' means the lending institutions listed on the signature pages of Amendment No. 3 to Credit Agreement, dated as of October 29, 1999, and their respective successors and assigns."

               "`Maturity Date' means April 27, 2001."

               "`Revolver Termination Date' means October 27, 2000."

               (ii) by deleting the definition of "First Chicago" and replacing it in its entirety with the following definition of "Bank One" in its proper alphabetical order:

               "`Bank One' means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors."

               (iii) by adding the following definitions for "Commitment Schedule", "Medium Term Notes", "Medium Term Note Indenture", "merge", "Reorganization Conditions", "Reorganization Transactions", "Syndication Agent", "White Mountains-Arizona", "White Mountains-Bermuda", "White Mountains-Delaware", "WMSC" and "WMSC Obligations" each in its proper alphabetical order:

               "`Commitment Schedule' means the Schedule attached hereto identified as such."

               "`Medium Term Notes' means the securities issued by the Borrower under the Medium Term Note Indenture in the original aggregate principal amount of $150,000,000, of which approximately $100,385,000 remains outstanding as of October 29, 1999."

               "`Medium Term Note Indenture' means that certain indenture dated as January 1, 1993 between the Borrower, as issuer, and Bank One Trust Company, NA (f/k/a The First National Bank of Chicago), as trustee, as amended and supplemented from time to time."

               "`merge' means merge or amalgamate."

               "`Reorganization Conditions' means: (a) with respect to the transaction described in CLAUSE (b) of the definition of Reorganization Transactions, the Borrower shall have furnished to the Agent, with sufficient copies for the Lenders, the following documents, all of which shall be in form and substance reasonably satisfactory to the Lenders and their counsel: (i) the certificate of merger and all other merger documents, (ii) the articles of incorporation of the surviving entity, (iii) the bylaws of the surviving entity, (iv) a certificate of incumbency as to the Authorized Officers for the surviving entity, (v) an affirmation by the surviving entity of its Obligations under the Credit Agreement as successor to the Borrower, (vi) opinions of counsel as to such matters as the Agent may reasonably request and (vii) a certificate of compliance by the surviving entity as to the matters described in SECTIONS 6.12(c)(i) and (iii) of the Credit Agreement; and (b) with respect to the transaction described in CLAUSE (c) of the definition of Reorganization Transactions, the Borrower shall have furnished to the Agent, with sufficient copies for the Lenders, the following documents, all of which shall be in form and substance reasonably satisfactory to the Lenders and their counsel: (i) the memorandum of continuance filed with the Registrar of Companies in Bermuda and all other redomestication documents, (ii) the bye-laws of the continuing entity, (iii) a certificate of incumbency as to the Authorized Officers for the continuing entity, (iv) an affirmation by the continuing entity of its Obligations under the Credit Agreement as successor to the Borrower, (v) opinions of counsel as to such matters as the Agent may reasonably request and
          (vi) a certificate of compliance by the continuing entity as to the matters described in SECTIONS 6.12(c)(i) and (iii) of the Credit Agreement."

               "`Reorganization Transactions' means the Subsidiary formation, merger and change of domicile transactions, taken together, by which (a) White Mountains-Delaware has formed a Wholly-Owned Subsidiary, White Mountains Insurance Group (Arizona), Inc., (b) immediately preceding and for the purpose of consummating the transaction described in CLAUSE (c) below, White Mountains-Delaware merges with and into White Mountains-Arizona, which will be the surviving corporation in the merger, with each outstanding share of common stock of White Mountains-Delaware converted automatically into one share of common stock of White Mountains-Arizona, (c) White Mountains-Arizona is redomiciled and continues its existence as White Mountains-Bermuda upon registration of the memorandum of continuance by the Registrar of Companies in Bermuda, with each outstanding share of common stock of White Mountains-Arizona continuing automatically as one common share of White Mountains-Bermuda, (d) White Mountains forms a new subsidiary, White Mountains Properties (Barbados) SRL, a Barbados corporation (and Wholly-Owned Subsidiary of White Mountains-Delaware), and contributes all the shares of common stock of White Mountains Properties, Inc., a Delaware corporation and survivor of a merger with Fund American Enterprises, Inc., to such new subsidiary, after which White Mountains Properties (Barbados) SRL will merge White Mountains Properties, Inc. with and into Folksamerica with Folksamerica being the surviving entity and (e) White Mountains-Delaware forms a new Wholly-Owned Subsidiary, White Mountains Holdings (Barbados) SRL, a Barbados corporation, and contributes all the shares of common stock of White Mountains to such new subsidiary."

               "`Syndication Agent' means Fleet National Bank, in its capacity as Syndication Agent for the Lenders pursuant to ARTICLE X, and not in its capacity as Lender."

               "`White Mountains-Arizona' means White Mountains Insurance Group (Arizona), Inc., an Arizona corporation."

               "`White Mountains-Bermuda' means White Mountains Insurance Group, Ltd., a Bermuda company, following the registration of the memorandum of continuance by White Mountains-Arizona with the Registrar of Companies in Bermuda."

               "`White Mountains-Delaware' means the Borrower prior to the consummation of the Reorganization Transactions."

               "`WMSC' means White Mountains Services Corporation, a Delaware corporation formerly known as Source One Mortgage Services Corporation, and its successors and assigns."

               "`WMSC Obligations' means, individually and collectively, the Letters of Credit, Liens and Contingent Obligations of the Borrower relating to the sale of WMSC in an aggregate principal amount outstanding at any one time not to exceed $25,000,000."

               (iv) by deleting the definitions for "Eligible FSA
     Securities", "FSA Amount", "SOMSC", "SOMSC Credit Agreement", "Unrestricted Subsidiary", "Valley", "Valley Credit Agreement" and "White Mountains Credit Agreement".

               (b) Each reference therein to "First Chicago" is deemed amended to be a reference to "Bank One".

               (c) Each reference therein to "Eligible FSA Securities", "FSA Amount", "SOMSC", "SOMSC Credit Agreement", "Unrestricted Subsidiary", "Valley", "Valley Credit Agreement" and "White Mountains Credit Agreement" is deemed deleted with appropriate grammatical amendments made therein.

               (d) SECTION 3.1 is amended by inserting "(a)" before the body of text therein, replacing the subclause numbering of "(a)" , "(b)" and "(c)" therein with "(i)", "(ii)" and "(iii)", respectively, and adding the following new subsection 3.1(b) as follows:

               "(b) NON-U.S. RESERVE COSTS OR FEES WITH RESPECT TO LOANS TO NON-U.S. BORROWER. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans to the Borrower at any time that the Borrower is not incorporated under the laws of the United States of America or a state thereof or its Commitment to the Borrower at any such time or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans to the Borrower or Commitment to the Borrower, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, PROVIDED that the Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Eurodollar Advances pursuant to clause (a)(ii) of the definition of `Eurodollar Rate.'"

               (e) ARTICLE IV is amended by adding the following Section 4.3:

               "4.3. ADVANCES FOLLOWING REORGANIZATION TRANSACTIONS. The Lenders shall not be required to make any Advance after the consummation of any of the Reorganization Transactions unless on the applicable Borrowing Date the applicable Reorganization Conditions have been satisfied."

               (f) SECTION 6.4 is amended by adding the following at the end of such section:

               "; PROVIDED, HOWEVER, that (a) subject to satisfaction of the applicable Reorganization Conditions, the Reorganization Transactions are approved by the Lenders hereunder and (b) any Wholly-Owned Subsidiary may discontinue its business pursuant to a merger permitted pursuant to SECTION 6.12 or discontinue its business where the recipient of any liquidating dividend is the Borrower or a Wholly-Owned Subsidiary of the Borrower."

               (g) SECTION 6.8 is amended by adding the following at the end of such section:

               "; PROVIDED, HOWEVER, that (a) subject to satisfaction of the applicable Reorganization Conditions, the Reorganization Transactions are approved by the Lenders hereunder and (b) any Wholly-Owned Subsidiary may discontinue its business pursuant to a merger permitted pursuant to SECTION 6.12 or discontinue its business where the recipient of any liquidating dividend is the Borrower or a Wholly-Owned Subsidiary of the Borrower."

               (h) SECTION 6.11(d) is amended in its entirety and replaced with the following:

               "(d) Indebtedness of Folksamerica and its Subsidiaries permitted under the Folksamerica Credit Agreement and Letters of Credit issued on behalf of the Borrower related to the WMSC Obligations;"

               (i) SECTION 6.12(c) is amended in its entirety and replaced with the following:

               "(c) the Borrower may merge or consolidate with any other Person, so long as immediately thereafter (and after giving effect thereto), (i) no Default or Unmatured Default exists, (ii) the Borrower is the continuing or surviving corporation (PROVIDED, HOWEVER, subject to satisfaction of the applicable Reorganization Conditions, the Borrower may consummate the merger pursuant to the Reorganization Transactions, so long as contemporaneously with each step the successor, continuing or surviving entity affirms its obligations hereunder pursuant to a writing in form and substance satisfactory to the Agent) and (iii) the covenants contained in SECTION 6.20 shall be complied with on a PRO FORMA basis on the date of, and after giving effect to, such merger or consolidation."

               (j) SECTION 6.13(e) is amended in its entirety and replaced with the following:

               "(e) Contingent Obligations which are permitted pursuant to the Folksamerica Credit Agreement and Contingent Obligations related to the WMSC Obligations and"

               (k) SECTION 6.14(g) is amended in its entirety and replaced with the following:

               "(g) Liens of Folksamerica and its Subsidiaries permitted under the Folksamerica Credit Agreement and Liens of the Borrower or any of its Subsidiaries related to the WMSC Obligations; and"

               (l) SECTION 6.15(d) is amended by inserting on the first line after the word "entities" contained therein, the parenthetical phrase reading as follows:

               "(including the creation of Wholly-Owned Subsidiaries)"

               (m) SECTION 6.15(e) is amended in its entirety and replaced with the following:

               "(e) other Investments by the Borrower in any Person which is a Subsidiary as of February 24, 1999, so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Investment;"

               (n) SECTION 6.15(f) is amended in its entirety and replaced with the following:

               "(f) loans made by (x) the Borrower to any Wholly-Owned Subsidiary and (y) any Wholly-Owned Subsidiary to a Wholly-Owned Subsidiary or the Borrower so long as, in all cases, no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such loan;"

               (o) SECTION 6.15(g) is amended in its entirety and replaced with the following:

               "(g) Investments by the Borrower (in addition to those permitted by the other clauses of this SECTION 6.15) in an amount not exceeding in the aggregate at any time $25,000,000 (including the creation of Subsidiaries and Investments therein and Investments in any partnership or joint venture) so long as at the time of any such Investment no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Investment; and"

               (p) SECTION 6.15(h) is amended in its entirety and replaced with the following:

               "(h) other Investments by Folksamerica and its Subsidiaries permitted under the Folksamerica Credit Agreement."

               (q) SECTION 6.15(i) is deleted in its entirety.

               (r) SECTION 6.18 is amended by adding the following at the end of such section:

               "; PROVIDED, HOWEVER that subject to satisfaction of the applicable Reorganization Conditions, the Reorganization Transactions are approved by the Lenders hereunder."

               (s) SECTION 6.19(a) is amended by deleting the language "or the Valley Credit Agreement" therein.

               (t) SECTION 6.20.3 is amended by deleting the parenthetical phrase contained therein and replacing it in its entirety with the following:

               "(excluding any Insurance Subsidiaries and Folksamerica)"

               (u) SECTION 6.21(a) is amended in its entirety and replaced with the following:

               "(a) file or consent to the filing of any consolidated, combined or unitary income tax return with any Person other than the Borrower or its Wholly-Owned Subsidiaries or"

               (v) SECTION 7.5 is amended in its entirety and replaced with the following:

               "7.5. The default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any Funded Indebtedness aggregating in excess of $10,000,000 was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Funded Indebtedness to cause, such Funded Indebtedness to become due prior to its stated maturity; or any such Funded Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; PROVIDED, HOWEVER, that in each case if any of the above described events arises with respect to the Medium Term Notes or the Medium Term Notes Indenture and arises solely out of the Borrower's consummation of the Reorganization Transactions, a Default shall not occur unless the Borrower shall fail within ninety (90) days to pay in full any such Funded Indebtedness which has been declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof."

               (w) SECTION 10.13 is amended in its entirety and replaced with the following:

               "10.13 SYNDICATION AGENT AND DOCUMENTATION AGENT.

               (a) Fleet National Bank is hereby appointed Syndication Agent of the Lenders hereunder and under each Loan Document. Fleet National Bank shall not have any duties, responsibilities or liabilities in its capacity as Syndication Agent.

               (b) First Union National Bank is hereby appointed
          Documentation Agent of the Lenders hereunder and under each Loan Document. First Union National Bank shall not have any duties, responsibilities or liabilities in its capacity as Documentation Agent."

               (x) The PRICING SCHEDULE is amended in its entirety and replaced with the PRICING SCHEDULE attached hereto.

               (y) EXHIBIT C is amended in its entirety and replaced with EXHIBIT C attached hereto.

               (z) The Credit Agreement is amended by adding the COMMITMENT SCHEDULE attached hereto.

          2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants that:

               (a) The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

               (b) After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and

               (c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

          3. EFFECTIVE DATE. This Amendment shall become effective upon the execution and delivery hereof by the Borrower, the Agent and each of the Lenders; provided that SECTION 1 hereof shall not become effective until the date (the "Effective Date") when the following additional conditions have also been satisfied:

               (a) a certificate, executed by the Secretary or Assistant Secretary of the Borrower, certifying (i) an attached copy of the Board of Directors' resolutions for White Mountains-Arizona and the Board of Directors' resolutions for White Mountains-Delaware authorizing the execution, delivery and performance under this Amendment and (ii) that there have been no amendments, supplements or modifications to any of the Articles of Incorporation, Bylaws or certificate of incumbency of White Mountains-Delaware delivered to the Agent on February 24, 1999, or attached copies of such amendments, supplements or modifications;

               (b) Notes payable to the order of each of the Lenders in the amount of their respective increased Commitment duly executed by the Borrower;

               (c) payment of all fees by the Borrower due to the Agent and the Lenders;

               (d) ABN AMRO Bank, NA shall have consented to this Amendment and the reduction to $0 of its commitment under the Credit Agreement, such consent to be in form and substance satisfactory to the Agent; and

               (e) such other documents as the Agent or its counsel may have reasonably requested.

     In the event the Effective Date has not occurred on or before November 15, 1999, SECTION 1 hereof shall not become operative and shall be of no force or effect.

         4. REFERENCE TO AND EFFECT UPON THE CREDIT AGREEMENT.

               (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

          5. COSTS AND EXPENSES. The Borrower hereby affirms its obligations under Section 9.7 of the Credit Agreement to reimburse the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Agent with respect thereto.

          6. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE

WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          7. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

          8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                           [signature pages to follow]

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                     WHITE MOUNTAINS INSURANCE GROUP, LTD.

                                     By:
                                        -------------------------------------

                                     Name:
                                          -----------------------------------

                                     Title:
                                           ----------------------------------

                                     BANK ONE, NA,
                                     Individually and as Agent

                                     By:
                                        -------------------------------------

                                     Print Name:
                                                -----------------------------

                                     Title:
                                           ----------------------------------

                                     Address:  One Bank One Plaza
                                               Chicago, IL 60670
                                               Attn: Samuel W. Bridges
                                                     First Vice President

                                     Fax No.:  (212) 373-1393
                                     Tel. No.: (212) 373-1142

                                     FLEET NATIONAL BANK

                                     By:
                                        -------------------------------------

                                     Print Name:
                                                -----------------------------

                                     Title:
                                           ----------------------------------

                                     Address:  One Federal Street-MAOFD06H
                                               Boston, MA  02110-2010
                                               Attn:  David A. Bosselait
                                                      Vice President

                                     Fax No.:  (617) 346-5825
                                     Tel. No.: (617) 346-5823

                                     FIRST UNION NATIONAL BANK

                                     By:
                                        -------------------------------------

                                     Print Name:
                                                -----------------------------

                                     Title:
                                           ----------------------------------

                                     Address:  1339 Chestnut Street, PA4819
                                               Philadelphia, PA 19101-4819
                                               Attn:  Joseph DiFrancesco

                                     Fax No.:  215-786-4114
                                     Tel. No.: 215-973-2944

                                     DEUTSCHE BANK AG,
                                     New York and/or Cayman Islands Branch

                                     By:
                                        -------------------------------------

                                     Print Name:
                                                -----------------------------

                                     Title:
                                           ----------------------------------


                                     By:
                                        -------------------------------------

                                     Print Name:
                                                -----------------------------

                                     Title:
                                           ----------------------------------

                                     Address:  31 West 52nd Street
                                               New York, NY  10019
                                               Attn: George Korchowsky

                                     Fax No.:  212-469-8366
                                     Tel. No.: 212-469-8242

                                     DRESDNER BANK AG, New York and
                                     Grand Cayman Branches


                                     By:
                                        -------------------------------------

                                     Print Name:
                                                -----------------------------

                                     Title:
                                           ----------------------------------


                                     By:
                                        -------------------------------------

                                     Print Name:
                                                -----------------------------

                                     Title:
                                           ----------------------------------

                                     Address:  75 Wall Street, 34th Floor
                                               New York, NY  10005
                                               Attn:  George Ferguson

                                     Fax No.:  212-429-2524
                                     Tel. No.: 212-429-3189

                                PRICING SCHEDULE

-----------------------------------------------------------------------------
                          APPLICABLE EURODOLLAR MARGIN
                              (AS A PER ANNUM RATE)
-----------------------------------------------------------------------------

                                     APPLICABLE EURODOLLAR MARGIN
                                        (BASED ON PERCENT USAGE)
                              ----------------------------------------------
          LEVEL               Less than 50%     Greater than or equal to 50%
          -----
        Level I                   0.625%                   0.875%
        Level II                  0.725%                   0.975%
        Level III                 0.825%                   1.075%
        Level IV                  1.125%                   1.375%

-----------------------------------------------------------------------------
                        APPLICABLE FACILITY FEE MARGIN
                            (AS A PER ANNUM RATE)
-----------------------------------------------------------------------------

         LEVEL                   APPLICABLE FACILITY FEE MARGIN
         -----                   ------------------------------
        Level I                             0.125%
        Level II                            0.150%
        Level III                           0.175%
        Level IV                            0.375%

     For the purposes of this Schedule, the following terms have the following meanings:

     "Applicable Credit Rating" shall mean the highest rating level assigned by S&P or Moody's, as the case may be, to any long-term senior debt of the Borrower which ranks on parity, as to payment and security, with the Loans and the obligations of the Borrower under this Agreement.

     "Level" means, and includes, Level I, Level II, Level III or Level IV, whichever is in effect at the relevant time.

     "Level I" shall exist at any time the Applicable Credit Rating of S&P is equal to or greater than BBB+ OR the Applicable Credit Rating of Moody's is equal to or greater than Baa1.

     "Level II" shall exist at any time (a) the Applicable Credit Rating of S&P is equal to or greater than BBB OR the Applicable Credit Rating of Moody's is equal to or greater than Baa2 and (b) Level I does not exist.

     "Level III" shall exist at any time the Applicable Credit Rating of S&P is BBB- AND the Applicable Credit Rating of Moody's is Baa3.

     "Level IV" shall exist at any time the Applicable Credit Rating of S&P is less than BBB- OR the Applicable Credit Rating of Moody's is less than Baa3 OR at any time neither S&P nor Moody's assigns an Applicable Credit Rating.

     "Percent Usage" shall mean at any time the percentage equal to the aggregate outstanding principal amount of the Loans to the Aggregate Commitment (or, on and after the Revolver Termination Date, the Percent Usage shall be the percentage equal to the percentage determined on the Revolver Termination Date).

                               COMMITMENT SCHEDULE


LENDER                                         COMMITMENT AMOUNT
------                                         -----------------
Bank One, NA                                     $ 14,000,000

Fleet National Bank                              $ 13,000,000

First Union National Bank                        $ 11,000,000

Deutsche Bank AG, New York and/or                $  7,000,000
   Cayman Islands Branch

Dresdner Bank AG, New York and                   $  5,000,000
   Grand Cayman Branches                         ------------

         AGGREGATE COMMITMENT                    $ 50,000,000